FOURTH AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT AND
AMENDED AND RESTATED GUARANTY OF PAYMENT OF DEBT

This FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT AND AMENDED AND RESTATED GUARANTY OF PAYMENT OF DEBT (this “Fourth Amendment”) is made and entered into this 22nd day of October, 2009 (the “Effective Date”), by and among FOREST CITY RENTAL PROPERTIES CORPORATION, an Ohio corporation (the “Borrower”), FOREST CITY ENTERPRISES, INC., an Ohio corporation (the “Parent” or the “Guarantor”), KEYBANK NATIONAL ASSOCIATION, as Administrative Agent (the “Agent”), NATIONAL CITY BANK, as Syndication Agent (the “Syndication Agent” and, together with the Agent, the “Agents”), BANK OF AMERICA, N.A., as Documentation Agent, and the banks party to the Credit Agreement (as hereinafter defined) as of the date hereof (collectively, the “Banks” and individually a “Bank”). Capitalized terms not otherwise defined herein shall have the respective meanings attributed to them in the Credit Agreement, as hereinafter defined and as amended by this Fourth Amendment.

W I T N E S S E T H:

WHEREAS, the Borrower, the Banks and the Agents have previously entered into that certain Amended and Restated Credit Agreement, dated as of June 6, 2007 (the “Original Credit Agreement”), as amended by that certain First Amendment to Amended and Restated Credit Agreement, dated as of September 10, 2008 and effective as of July 31, 2008, by that certain Second Amendment to Amended and Restated Credit Agreement and Amended and Restated Guaranty of Payment of Debt, dated and effective as of January 30, 2009, and by that certain Third Amendment to Amended and Restated Credit Agreement and Amended and Restated Guaranty of Payment of Debt, dated and effective as of October 5, 2009 (the Original Credit Agreement as so amended, the “Credit Agreement”);

WHEREAS, in connection with the Original Credit Agreement, the Parent made and entered into that certain Amended and Restated Guaranty of Payment of Debt in favor of the Agents and the Banks, dated as of June 6, 2007, as amended by that certain First Amendment to Amended and Restated Guaranty of Payment of Debt, dated as of September 10, 2008 and effective as of July 31, 2008, by that certain Second Amendment to Amended and Restated Credit Agreement and Amended and Restated Guaranty of Payment of Debt, dated and effective as of January 30, 2009, and by that certain Third Amendment to Amended and Restated Credit Agreement and Amended and Restated Guaranty of Payment of Debt, dated and effective as of October 5, 2009 (as so amended, the “Guaranty”);

WHEREAS, the Borrower, the Parent, the Banks and the Agents desire to make certain amendments to the Guaranty and the Credit Agreement to modify certain provisions thereof, subject to the terms and conditions contained herein; and

WHEREAS, the Banks and the Agents are willing to enter into this Fourth Amendment, on the terms and conditions set forth herein, and such terms and conditions are agreeable to the Borrower and to the Parent.

NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00), the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is mutually agreed as follows:

1. AMENDMENTS TO THE CREDIT AGREEMENT. The Credit Agreement shall be amended as follows:

(a) Amendment to Definitions. The following new definitions are inserted in Article I of the Credit Agreement in the appropriate alphabetical order:

“Fourth Amendment” shall mean that certain Fourth Amendment to Amended and Restated Credit Agreement and Amended and Restated Guaranty of Payment of Debt dated as of October 22, 2009 by and among Borrower, Parent, Agent and the Banks party thereto.

“2009 Convertible Senior Notes Indenture” shall mean the indenture between the Parent and the indenture trustee, relating to the 2009 Convertible Senior Notes, such indenture initially to be approved by the Agent as provided in Section 3 of the Fourth Amendment and thereafter subject to the terms of Section 3 of the Fourth Amendment, Section 8.16(b) of this Agreement and Section 9.10(h)(ix) of the Guaranty.

“2009 Convertible Senior Notes” shall mean the convertible equity senior notes of the Parent issued at any time and from time to time pursuant to the 2009 Convertible Senior Notes Indenture, subject to the terms of Section 3 of the Fourth Amendment, Section 8.16(b) of this Agreement and Section 9.10(h)(ix) of the Guaranty.

(b) Amendment to Section 8.16. Section 8.16 of the Credit Agreement shall be amended by deleting it in its entirety and replacing it with the following:

“SECTION 8.16. SENIOR NOTES; 2006 PUTTABLE SENIOR NOTES; 2009 PUTTABLE SENIOR NOTES; 2009 CONVERTIBLE SENIOR NOTES

(a) The Borrower shall not alter, amend, change or modify the terms of any of the Senior Notes (i) to allow the maturity date of any of the Senior Notes to be less than ten (10) years from the respective date of issue, (ii) to provide for payment of interest under any of the Senior Notes more frequently than quarterly, or (iii) to modify the redemption provisions contained therein, including adding additional redemption provisions.

(b) The Borrower shall not alter, amend, change or modify the terms of any of the 2006 Puttable Senior Notes, the 2009 Puttable Senior Notes or the 2009 Convertible Senior Notes (i) to allow the maturity of any of the 2006 Puttable Senior Notes or any of the 2009 Convertible Senior Notes to be less than five (5) years from the date of issue, (ii) to allow the maturity of any of the 2009 Puttable Senior Notes to be prior to July 1, 2014, (iii) to provide for payment of interest under any of the 2006 Puttable Senior Notes, any of the 2009 Puttable Senior Notes or any of the 2009 Convertible Senior Notes more frequently than quarterly, (iv) to provide additional circumstances pursuant to which holders of the 2006 Puttable Senior Notes or the 2009 Puttable Senior Notes may put their 2006 Puttable Senior Notes or the 2009 Puttable Senior Notes, as applicable, to the Parent or to increase the put rate available to such holders, other than as provided in the 2006 Indenture or the 2009 Puttable Senior Notes Indenture, as applicable, (v) to provide any circumstances pursuant to which holders of the 2009 Convertible Senior Notes may put to Parent, or any additional circumstances pursuant to which such holders may require the Parent to repurchase, other than as provided in the 2009 Convertible Senior Notes Indenture as the same exists as of the date of the Fourth Amendment, the 2009 Convertible Senior Notes, (vi) to permit the Parent to redeem any of the 2006 Puttable Senior Notes, any of the 2009 Puttable Senior Notes or any of the 2009 Convertible Senior Notes prior to their maturity or (vii) to modify the redemption provisions contained in the 2009 Puttable Senior Notes, including adding additional redemption provisions.”

(c) Amendment to Section 10.10. Section 10.10 of the Credit Agreement shall be amended by deleting it in its entirety and replacing it with the following:

“SECTION 10.10. DEFAULT UNDER GUARANTY, SENIOR NOTES, 2006 PUTTABLE SENIOR NOTES, 2009 PUTTABLE SENIOR NOTES OR 2009 CONVERTIBLE SENIOR NOTES. If an Event of Default (as defined in the Guaranty) has occurred and is continuing or the Guaranty shall for any reason cease to be valid and binding against the Parent or the Parent shall so state in writing. If the Parent defaults in the payment or performance of any obligation under any of the Senior Notes, the 2006 Puttable Senior Notes, the 2009 Puttable Senior Notes, the 2009 Convertible Senior Notes, the Indenture, the 2006 Indenture, the 2009 Puttable Senior Notes Indenture or the 2009 Convertible Senior Notes Indenture (after giving effect to any applicable grace periods), or in the performance of any other agreement, covenant, term or condition in any of the Senior Notes, the 2006 Puttable Senior Notes, the 2009 Puttable Senior Notes, the 2009 Convertible Senior Notes, the Indenture, the 2006 Indenture, the 2009 Puttable Senior Notes Indenture or the 2009 Convertible Senior Notes Indenture (after giving effect to any applicable grace periods).”

(d) Reserved Commitment; Use of Proceeds. Notwithstanding anything to the contrary contained in the Credit Agreement or any Related Writing, a portion of the Total Revolving Loan Commitments in the initial amount of One Hundred Five Million Sixty-Seven Thousand Dollars ($105,067,000) (the “Reserved Commitment”) shall be reserved for, and drawn and used by the Borrower, subject to the satisfaction of any and all conditions set forth in Sections 5.01 and 5.03 of the Credit Agreement, solely for purposes of purchasing or retiring Indebtedness of the Guarantor, the Borrower or the Borrower’s Subsidiaries, as may be approved in writing by the Agent and the Required Banks. The amount of the Reserved Commitment shall reduce, dollar-for-dollar, the amount of the Total Revolving Loan Commitments available under the Credit Agreement for any purpose other than that set forth above in this clause (d). In the event the Borrower requests a Revolving Loan from the Reserved Commitment for the purpose set forth above, the Borrower shall so represent to the Agent and the Banks in the applicable Notice of Borrowing, shall promptly apply the proceeds of such Revolving Loan to the purchase or retirement of Indebtedness as so approved in writing by the Agent and the Required Banks and shall, within one (1) Cleveland Banking Day following the purchase or retirement of such Indebtedness with the proceeds of such Revolving Loan, certify to the Agent the aggregate principal face amount of such Indebtedness so purchased or retired. Upon receipt of such certification, the amount of the Reserved Commitment shall be reduced automatically on a dollar-for-dollar basis commensurate with the aggregate principal face amount of Indebtedness so purchased or retired.

2. AMENDMENTS TO THE GUARANTY. The Guaranty shall be amended as follows:

(a) Amendment to Definitions. The following new definitions are inserted in Section 1 of the Guaranty in the appropriate alphabetical order:

“Convertible Notes Hedge Transactions” shall mean the hedge transactions that may be entered into by the Guarantor in order to increase the effective conversion price of the common shares of the Guarantor into which the 2009 Convertible Senior Notes are convertible; provided the cost of obtaining such hedge transactions does not exceed an amount equal to ten percent (10%) of the aggregate principal face amount of the 2009 Convertible Senior Notes.

“Fourth Amendment” shall mean that certain Fourth Amendment to Amended and Restated Credit Agreement and Amended and Restated Guaranty of Payment of Debt dated as of October 22, 2009 by and among Borrower, Guarantor, Administrative Agent and the Banks party thereto.

“2009 Convertible Senior Notes Indenture” shall mean the indenture between the Guarantor and the indenture trustee, relating to the 2009 Convertible Senior Notes, such indenture initially to be approved by the Administrative Agent as provided in Section 3 of the Fourth Amendment and thereafter subject to the terms of Section 3 of the Amendment, Section 8.16(b) of the Agreement and Section 9.10(h)(ix) of this Guaranty.

“2009 Convertible Senior Notes” shall mean the convertible equity senior notes of the Guarantor issued at any time and from time to time pursuant to the 2009 Convertible Senior Notes Indenture, subject to the terms of Section 3 of the Fourth Amendment, Section 8.16(b) of the Agreement and Section 9.10(h)(ix) of this Guaranty.

(b) Amendment to Section 9.2(c). Section 9.2(c) of the Guaranty shall be amended by deleting it in its entirety and replacing it with the following:

“(c) all of its other obligations calling for the payment of money (except only those so long as and to the extent that the same shall be contested in good faith by appropriate and timely proceedings diligently pursued) before such payment becomes overdue; provided that, notwithstanding the foregoing, the Guarantor shall not make any payment on account of any of the Senior Notes, the 2006 Puttable Senior Notes, the 2009 Puttable Senior Notes or the 2009 Convertible Senior Notes in the event of and during the continuance of any Payment Default under the Agreement or this Guaranty.”

(c) Amendment to Section 9.5. Section 9.5 of the Guaranty shall be amended by deleting it in its entirety and replacing it with the following:

“9.5 NOTICE. The Guarantor will cause its Chief Financial Officer, or in his or her absence another officer designated by the Chief Financial Officer, to promptly notify the Banks whenever (a) any Event of Default or Possible Default may occur hereunder (including, without limitation, any default under any of the Senior Notes, the Indenture, the 2006 Puttable Senior Notes, the 2006 Indenture, the 2009 Puttable Senior Notes, the 2009 Puttable Senior Notes Indenture, the 2009 Convertible Senior Notes, the 2009 Convertible Senior Notes Indenture or any other document relating thereto (after giving effect to any applicable grace period)) or any representation or warranty made herein may for any reason cease in any material respect to be true and complete, and/or (b) any Restricted Subsidiary shall (i) be in default of any material (either with respect to the Borrower or the Guarantor) obligation for payment of borrowed money, or, to the knowledge of the Guarantor, any material obligations in respect of guarantees, taxes and/or Indebtedness for goods or services purchased by, or other contractual obligations of, such Subsidiary, and/or (ii) not, to the knowledge of the Guarantor, be in compliance with any law, order, rule, judgment, ordinance, regulation, license, franchise, lease or other agreement that has or could reasonably be expected to have a material adverse effect on the business, operations, property or financial condition of such Subsidiary, and/or (c) the Guarantor and/or any Restricted Subsidiary shall have received notice, or have knowledge, of any actual, pending or threatened claim, notice, litigation, citation, proceeding or demand relating to any matter(s) described in subclauses (b)(i) and (b)(ii) of this Section 9.5. Further, the Guarantor shall notify the Banks not less than thirty (30) days in advance of entering into any proposed amendment or modification of any of the Senior Notes or the Indenture, the 2006 Puttable Senior Notes or the 2006 Indenture, the 2009 Puttable Senior Notes or the 2009 Puttable Senior Notes Indenture or the 2009 Convertible Senior Notes or the 2009 Convertible Senior Notes Indenture, whether or not the Guarantor believes that the consent of the Required Banks is needed therefor pursuant to Section 9.10 (i)(iii) or 9.10(h)(iii), as applicable, of this Guaranty.”

(d) Amendment to Section 9.10(h). Section 9.10(h) of the Guaranty shall be amended by deleting it in its entirety and replacing it with the following:

“(h) any Indebtedness or obligations of the Guarantor under the 2006 Puttable Senior Notes, the 2009 Puttable Senior Notes, the 2009 Convertible Senior Notes, the Puttable Notes Hedge and Warrant Transactions and/or the Convertible Notes Hedge Transactions; provided, that:

(i) none of the 2006 Puttable Senior Notes, 2009 Puttable Senior Notes, 2009 Convertible Senior Notes, the 2006 Indenture, the 2009 Puttable Senior Notes Indenture or the 2009 Convertible Senior Notes Indenture or the documents evidencing the Puttable Notes Hedge and Warrant Transactions or the Convertible Notes Hedge Transactions may provide that an Event of Default under the Agreement or this Guaranty constitutes a default under any of the 2006 Senior Puttable Notes, the 2009 Puttable Senior Notes, the 2009 Convertible Senior Notes, the 2006 Indenture, the 2009 Puttable Senior Notes Indenture, the 2009 Convertible Senior Notes Indenture, any Puttable Notes Hedge and Warrant Transaction or any Convertible Notes Hedge Transaction, except in the case of an Event of Default that constitutes the failure to pay the principal of any Debt when due and payable after the expiration of any applicable grace period with respect thereto that results in the Debt becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable or constitutes the failure to pay any portion of the principal of the Debt when due and payable at maturity or by acceleration;

(ii) the Indebtedness represented by the 2006 Senior Puttable Notes, the 2009 Puttable Senior Notes, the 2009 Convertible Senior Notes, the Puttable Notes Hedge and Warrant Transactions and the Convertible Notes Hedge Transactions shall be unsecured, pari passu with the Guarantor’s obligations under this Guaranty and structurally subordinate to the Borrower’s Debt to the Banks under the Agreement;

(iii) none of the 2006 Puttable Senior Notes, the 2009 Puttable Senior Notes, the 2009 Convertible Senior Notes, the 2006 Indenture, the 2009 Puttable Senior Notes Indenture or the 2009 Convertible Senior Notes Indenture shall be amended or modified without the prior written consent of the Required Banks including, without limitation, (A) to allow the maturity of any of the 2006 Puttable Senior Notes or the 2009 Convertible Senior Notes to be less than five (5) years from the date of issue, (B) to allow the maturity of any of the 2009 Puttable Senior Notes to be earlier than July 1, 2014, (C) to provide for payment of interest under any of the 2006 Puttable Senior Notes, any of the 2009 Puttable Senior Notes or any of the 2009 Convertible Senior Notes more frequently than quarterly, (D) to provide additional circumstances pursuant to which holders of the 2006 Puttable Senior Notes or any of the 2009 Puttable Senior Notes may put the same to the Guarantor or to increase the put rate available to such holders, other than as provided in the 2006 Indenture or the 2009 Puttable Senior Notes Indenture, as applicable, (E) to provide any circumstances pursuant to which holders of the 2009 Convertible Senior Notes may put to the Guarantor, or any additional circumstances pursuant to which such holders may require the Guarantor to repurchase, other than as provided in the 2009 Convertible Senior Notes Indenture as the same exists as of the date of the Fourth Amendment, the 2009 Convertible Senior Notes, or (F) to permit the Guarantor to redeem any of the 2006 Puttable Senior Notes, any of the 2009 Puttable Senior Notes or any of the 2009 Convertible Senior Notes prior to their maturity or to modify the redemption provisions contained in the 2009 Puttable Senior Notes, including adding additional redemption provisions, other than amendments or modifications that do not adversely affect the Agreement or this Guaranty or their relationship to any of the 2006 Puttable Senior Notes, any of the 2009 Puttable Senior Notes, any of the 2009 Convertible Senior Notes, the 2006 Indenture, the 2009 Puttable Senior Notes Indenture or the 2009 Convertible Senior Notes Indenture;

(iv) the outstanding and unredeemed principal amount of the 2006 Puttable Senior Notes and 2009 Puttable Senior Notes shall not, at any time, exceed Three Hundred Five Million One Hundred Thousand Dollars ($305,100,000) in the aggregate;

(v) without duplication of the limitation set forth in the immediately preceding clause (iv), the aggregate amount of the 2009 Puttable Senior Notes shall not, at any time, exceed Two Hundred Million Dollars ($200,000,000);

(vi) the outstanding and unredeemed principal amount of the 2009 Convertible Senior Notes shall not, at any time, exceed Two Hundred Million Dollars ($200,000,000) in the aggregate;

(vii) the terms and conditions of the 2006 Puttable Senior Notes, the 2006 Indenture and the Puttable Notes Hedge and Warrant Transactions shall be satisfactory, in form and substance, to the Agents and the Banks;

(viii) the terms and conditions of the 2009 Puttable Senior Notes and the 2009 Puttable Senior Notes Indenture shall comply with the terms of Section 3 of the Third Amendment, and shall be satisfactory, in form and substance, to the Administrative Agent; and

(ix) the terms and conditions of the 2009 Convertible Senior Notes, the 2009 Convertible Senior Notes Indenture and the Convertible Notes Hedge Transactions shall comply with the terms of Section 3 of the Fourth Amendment, and shall be satisfactory, in form and substance, to the Administrative Agent, and the terms and conditions of the Convertible Notes Hedge Transaction shall not require the Guarantor to pay any amounts in respect of costs associated therewith or incur any other liability in excess of ten percent (10%) of the aggregate principal face amount of the 2009 Convertible Senior Notes;”

(e) Amendment to Section 9.13(b). Section 9.13(b) of the Guaranty shall be amended by deleting it in its entirety and replacing it with the following:

“(b) The Guarantor will not directly or indirectly pay any principal of, make sinking fund payments in respect of or purchase any Indebtedness now or hereafter owing by the Guarantor other than any principal payment, sinking fund payment or purchase the omission of which would (or with the giving of notice or the lapse of any applicable grace period or both would) accelerate, or give anyone the right to accelerate, the maturity of such Indebtedness in accordance with the original terms thereof; provided, that, notwithstanding the foregoing, the Guarantor shall not make any payment on account of any of the Senior Notes, the 2006 Puttable Senior Notes, the 2009 Puttable Senior Notes or the 2009 Convertible Senior Notes in the event of and during the continuance of any Payment Default under the Agreement or this Guaranty,”

(f) Amendment to Section 9.13(e). Section 9.13(e) of the Guaranty shall be amended by deleting it in its entirety and replacing it with the following:

“(e) In the event of and during the continuance of any Event of Default under the Agreement or under this Guaranty other than a Payment Default, the Guarantor shall not cause the Borrower to declare, pay, or make, and shall not accept payment of, any Dividends in respect of Capital Stock of the Borrower, or, notwithstanding any other provision of the Agreement or this Guaranty to the contrary, any loans or advances to the Guarantor (any such Dividends or loans are referred to herein as “Distributions”) in excess of the sum of the amount sufficient to pay, when due, all interest payments in respect of the Senior Notes, the 2006 Puttable Senior Notes, the 2009 Puttable Senior Notes and the 2009 Convertible Senior Notes and the amounts sufficient to pay, when due, all taxes of the Guarantor (collectively, “Permitted Distributions”); provided, that any Permitted Distributions shall be applied by the Guarantor strictly to the permitted uses specified above, and”

(g) Amendment to Section 9.19(b)(v). Section 9.19(b)(v) of the Guaranty shall be amended by deleting it in its entirety and replacing it with the following:

“(v) the Indenture, the 2006 Indenture, the 2009 Puttable Senior Notes Indenture, the 2009 Convertible Senior Notes Indenture and the documents evidencing the Puttable Notes Hedge and Warrant Transactions and the Convertible Notes Hedge Transactions may provide that a default by the Borrower or the Guarantor in the payment of any portion of principal of the Debt when due and payable after the expiration of any applicable grace period that results in the Debt becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable or the failure of the Borrower or the Guarantor to pay any portion of the principal of the Debt when due and payable at maturity or by acceleration, constitutes a default under the Indenture, the 2006 Indenture, any 2009 Puttable Senior Notes Indenture, the 2009 Convertible Notes Senior Indenture, the Puttable Notes Hedge and Warrant Transactions or the Convertible Notes Hedge Transactions, as applicable, and”

(h) Amendment to Section 10(d). Section 10(d) of the Guaranty shall be amended by deleting it in its entirety and replacing it with the following:

“The Guarantor and/or any Restricted Subsidiary defaults (i) in any payment of principal or interest due and owing upon any Indebtedness in excess of $1,000,000 (whether due and owing by scheduled maturity, required prepayment, acceleration, demand or otherwise), or (ii) in the case of the Guarantor, in the payment or performance of any obligation permitted to be outstanding or incurred pursuant to Sections 9.10 and/or 9.12 hereof in excess of $1,000,000, beyond any period of grace provided with respect thereto or (iii) in the performance of any other agreement, term or condition contained in any agreement under which any such obligation is created, if the effect of such default under this clause (iii) is to accelerate the maturity of the related Indebtedness or to permit the holder thereof to cause such Indebtedness to become due prior to its stated maturity or to foreclose on any Lien on property of the Guarantor securing the same, except that defaults in payment or performance of non-recourse obligations of the Guarantor or any Restricted Subsidiary shall not constitute Events of Default under this Section 10(d) unless such defaults have, individually or in the aggregate, a material adverse effect on the business or financial condition of the Guarantor; provided, that it shall be an Event of Default hereunder if any default occurs (after giving effect to any applicable grace period) under (i) the Senior Notes permitted by Section 9.10(h) of this Guaranty or under the Indenture, (ii) the 2006 Puttable Senior Notes or under the 2006 Indenture, (iii) any 2009 Puttable Senior Notes or under the 2009 Puttable Senior Notes Indenture or (iv) any 2009 Convertible Senior Notes or under the 2009 Convertible Senior Notes Indenture, or”

3. CONSENT TO 2009 CONVERTIBLE SENIOR NOTES ISSUANCE AND CONVERTIBLE NOTES HEDGE TRANSACTIONS.

(a) Guarantor desires to issue up to $200,000,000 in the aggregate of new senior convertible notes with a maturity date no earlier than October 15, 2014, an actual documented interest rate not to exceed 6.5% per annum without regard to required GAAP treatment or adjustment (other than any additional interest related to a reasonable and customary default interest rate) and otherwise on terms and conditions substantially similar to the 2009 Puttable Senior Notes Indenture except for the distinguishing terms described in the box summary attached as Exhibit A hereto, provided that (w) such issuance shall be for a minimum aggregate principal face amount of $150,000,000 and shall be consummated on or prior to October 31, 2009 (provided that the issuance of any 2009 Convertible Senior Notes that are part of any “overallotment” shall be consummated on or prior to November 13, 2009), (x) there is (i) no tightening or addition of financial covenants, (ii) no tightening or addition of default provisions, (iii) no collateral provided, (iv) no negative pledges provided and (v) no other obligors, (y) the terms and conditions thereof shall otherwise be satisfactory to the Agent, and (z) simultaneously with the consummation of the issuance of such convertible notes a prepayment of the Debt shall be made in the amount of $105,067,000 (it being understood and agreed that (A) notwithstanding the terms of the Third Amendment or any other agreement with the Agent to the contrary, the amount of proceeds generated by the 2009 Puttable Notes Issuance (as defined in the Third Amendment) on deposit in the Account (as defined in the Third Amendment) shall be used solely to make such prepayment and (B) upon making such prepayment neither the Borrower nor the Guarantor shall be required to maintain such Account) (such transaction, the “2009 Convertible Senior Notes Issuance”). In connection with the consummation of the 2009 Convertible Senior Notes Issuance, the Guarantor may, at its option, enter into one or more hedge transactions in order to increase the effective conversion price of the common shares of the Guarantor into which the 2009 Convertible Senior Notes are convertible, so long as the cost of obtaining such hedge transactions in the aggregate does not exceed an amount equal to ten percent (10%) of the aggregate principal face amount of such 2009 Convertible Senior Notes and the terms and conditions of such hedge transactions are otherwise acceptable to the Agent (the “Convertible Notes Hedge Transactions”).

(b) Subject to the terms of this Fourth Amendment, the Agents and the Banks consent to the 2009 Convertible Senior Notes Issuance and the Convertible Notes Hedge Transactions, provided that (i) the 2009 Convertible Senior Notes Issuance and the Convertible Notes Hedge Transactions shall be fully consummated in accordance with and at all times comply with the terms of this Fourth Amendment and (ii) promptly upon entering into 2009 Convertible Senior Notes Issuance and the Convertible Notes Hedge Transactions, the Borrower shall provide the Agent with a copy of all definitive documentation evidencing the same. The Agents and the Banks consent to such transactions as set forth above to the extent required by Section 8.16(b) of the Credit Agreement and Section 9.10 of the Guaranty, and to any conversion of the 2009 Convertible Senior Notes to common equity of the Guarantor; provided that the 2009 Convertible Senior Notes shall not be issued at a discount of greater than five percent (5%) of the aggregate principal face amount of such 2009 Convertible Senior Notes.

(c) The proceeds received by the Guarantor from the 2009 Convertible Senior Notes Issuance and not applied to the prepayment of the Debt as required by Section 3(a) above or used to pay the customary and reasonable costs (including any permitted premium) related to the Convertible Notes Hedge Transactions (the “Retained Proceeds”) shall be retained by the Guarantor and applied solely for any or all of the following purposes (collectively, the “Permitted Uses”):

(i) funding up to one hundred percent (100%) of the anticipated investment in real estate properties (limited to the projects set forth on Schedule A attached to a separate letter dated of even date herewith executed by the Borrower, the Parent, the Agent and the Required Banks); provided that the Borrower and the Guarantor shall only be permitted to spend up to the maximum aggregate limit for (x) “total property level uses of capital,” (y) “hedges/swaps/paydowns/buyouts” and (z) “capital expenditures”, in each case as set forth on said Schedule A; and

(ii) to make partial amortization payments on maturing Indebtedness of the Borrower and its Subsidiaries in order to refinance such Indebtedness and/or to purchase or retire non-recourse mortgage Indebtedness of the Borrower and its Subsidiaries at a discount in advance of its maturity up to an aggregate amount of (unless otherwise approved by Banks having greater than fifty percent (50%) of the Total Revolving Loan Commitments) (x) Forty Million Dollars ($40,000,000) during any fiscal year of the Borrower and (y) One Hundred Twenty Million Dollars ($120,000,000) during the 2009, 2010, and 2011 fiscal years, in aggregate, of the Borrower; provided that unused amounts under such $40,000,000 annual limitation for any of the aforementioned fiscal years shall roll into, and thereby increase on a dollar-for-dollar basis, the $40,000,000 annual limitation for subsequent fiscal years; provided, further, that such limitations on the repayment of Indebtedness shall not apply to investments in development projects pursuant to Schedule A referred to above.

The Borrower and Guarantor shall provide to the Agent, certified by a Senior Officer of the Borrower and a Senior Officer of the Parent, as applicable, within fifteen (15) days following the delivery of the quarterly consolidated financial statements required to be delivered by the Borrower and the Guarantor under Section 7.05 of the Credit Agreement and 9.7 of the Guaranty, a summary in detail reasonably acceptable to the Agent of the Permitted Uses to which the Retained Proceeds were applied during the prior fiscal quarter.

(d) The consents and waivers in this Section 3 apply solely to the 2009 Convertible Senior Notes Issuance and shall not apply to the issuance of any other Indebtedness, including, without limitation, the Senior Notes or the 2009 Puttable Senior Notes.

4. REPRESENTATIONS AND WARRANTIES. Each of the Borrower and the Parent represents and warrants to the Agents and each of the Banks as follows:

(a) INCORPORATION OF REPRESENTATIONS AND WARRANTIES. Each and every representation and warranty made by the Borrower in Article IX of the Credit Agreement and by the Parent in Section 7 of the Guaranty is incorporated herein as if fully rewritten herein at length and is true, correct and complete as of the date hereof.

(b) REQUISITE AUTHORITY. Each of the Borrower and the Parent has all requisite power and authority to execute and deliver and to perform its obligations in respect of this Fourth Amendment and each and every other agreement, certificate, or document required by or delivered contemporaneously with this Fourth Amendment. Each of the Borrower and the Parent has all requisite power and authority to perform its obligations under the Credit Agreement and the Guaranty, as applicable, as amended by this Fourth Amendment.

(c) DUE AUTHORIZATION; VALIDITY. Each of the Borrower and the Parent has taken all necessary action to authorize the execution, delivery, and performance by it of this Fourth Amendment and every other instrument, document, and certificate relating hereto or delivered contemporaneously herewith and to authorize the performance of the Credit Agreement and the Guaranty, in each case as amended by this Fourth Amendment. This Fourth Amendment and each other document and agreement delivered contemporaneously herewith has been duly executed and delivered by the Borrower and the Parent and each of this Fourth Amendment and the Credit Agreement and the Guaranty, each as amended by this Fourth Amendment, is the legal, valid, and binding obligation of each of the Borrower and the Parent, enforceable against each of them in accordance with its respective terms.

(d) NO CONSENT. No consent, approval, or authorization of, or registration with, any governmental authority or other Person is required in connection with the execution, delivery and performance by the Borrower or the Parent of this Fourth Amendment or any other instrument, document, and certificate relating hereto or delivered contemporaneously herewith and the transactions contemplated hereby or thereby or in connection with the performance of the Credit Agreement and the Guaranty, in each case as amended by this Fourth Amendment.

(e) NO DEFAULTS. After giving effect to this Fourth Amendment, no event has occurred and no condition exists which, with the giving of notice or the lapse of time, or both, would constitute an Event of Default or Possible Default under the Credit Agreement or the Guaranty.

(f) NO CONFLICTS; NO CREATION OF LIENS. Neither the execution and delivery of this Fourth Amendment nor the performance by the Borrower and the Parent of their respective obligations under this Fourth Amendment or the Credit Agreement or the Guaranty, in each case as amended by this Fourth Amendment, will violate the provisions of any applicable law or of any applicable order or regulations of any governmental authority having jurisdiction over the Parent or the Borrower or any of its Subsidiaries, or will conflict with the organizational documents of the Parent or the Borrower or any of their material permits, licenses or authorizations, or will conflict with or result in a breach of any of the terms, conditions or provisions of any restriction or of any agreement or instrument to which the Parent or the Borrower is now a party, or will constitute a default thereunder, or will result in the creation or imposition of any Lien upon any of the properties or assets of the Borrower or any of its Subsidiaries.

(g) 2006 PUTTABLE SENIOR NOTES; 2009 PUTTABLE SENIOR NOTES. The aggregate principal face amount of the outstanding 2006 Puttable Senior Notes is $105,067,000 as of the date of this Fourth Amendment. The full amount of the 2009 Puttable Senior Notes permitted to be issued by the Parent pursuant to the terms of the Third Amendment has been issued and the Parent has no further right to issue any additional 2009 Puttable Senior Notes.

5. CONDITIONS TO EFFECTIVENESS OF FOURTH AMENDMENT.

(a) CLOSING CONDITIONS. Except as otherwise expressly provided in this Fourth Amendment, prior to or concurrently with the Closing Date (as hereinafter defined), and as conditions precedent to the effectiveness of the amendments and consents provided for herein, the following actions shall be taken, all in form and substance satisfactory to the Agent and its counsel:

(i) AMENDMENT. The Agent shall have received counterparts of this Fourth Amendment, executed and delivered by the Borrower, the Parent, the Agents, and the Required Banks.

(ii) PAYMENT OF EXPENSES. On or before the Closing Date, the Borrower shall have paid to the Agents all costs, fees and expenses incurred by them through the Closing Date in the preparation, negotiation and execution of this Fourth Amendment (including, without limitation, the reasonable legal fees and expenses of McKenna Long & Aldridge LLP).

(b) DEFINITION. The “Closing Date” shall mean the date this Fourth Amendment is executed and delivered by the Borrower, the Parent, the Required Banks and the Agents and all the conditions set forth in subsection (a) of this Section 5 have been satisfied or waived in writing by the Agent.

6. NO WAIVER. Except as otherwise expressly provided herein, the execution and delivery of this Fourth Amendment by the Agents and the Banks shall not (a) constitute a waiver or release of any obligation or liability of the Borrower under the Credit Agreement, or the Parent under the Guaranty, in each case as in effect prior to the effectiveness of this Fourth Amendment or as amended hereby, (b) waive or release any Event of Default or Possible Default existing at any time, (c) give rise to any obligation on the part of the Agents and the Banks to extend, modify or waive any term or condition in the Credit Agreement, the Guaranty or any of the other Related Writings or consent to any transaction or event, or (d) give rise to any defenses or counterclaims to the right of the Agents and the Banks to compel payment of the Debt or to otherwise enforce their rights and remedies under the Credit Agreement, the Guaranty or under any other Related Writing.

7. EFFECT ON OTHER PROVISIONS. Except as expressly amended by this Fourth Amendment, all provisions of the Credit Agreement and the Guaranty continue unchanged and in full force and effect and are hereby confirmed and ratified. All provisions of the Credit Agreement and the Guaranty shall be applicable to this Fourth Amendment. Nothing in this Fourth Amendment or any other document delivered in connection herewith shall be deemed or construed to constitute, and there has not otherwise occurred, a novation, cancellation, satisfaction, release, extinguishment or substitution of the indebtedness evidenced by the Notes or the other obligations of the Borrower and the Parent under the Credit Agreement, the Guaranty or any of the other Related Writings. Parent hereby acknowledges that it consents to this Fourth Amendment and each and every other agreement, certificate, or document required by or delivered contemporaneously with this Fourth Amendment and confirms and agrees that the Guaranty, as amended to the date hereof, is and shall remain in full force and effect with respect to the Credit Agreement as in effect prior to, and from and after, the amendment thereof pursuant to this Fourth Amendment.

8. EXECUTION IN COUNTERPARTS. This Fourth Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which, when taken together, shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Fourth Amendment by telecopier or .pdf file shall be effective as delivery of a manually executed counterpart of this Fourth Amendment.

9. GOVERNING LAW. This Fourth Amendment shall be governed by, and construed in accordance with, the laws of the State of Ohio, without regard to its principles of conflict of laws.

10. JURY TRIAL WAIVER. THE BORROWER, THE PARENT, THE AGENTS AND EACH OF THE BANKS WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWER, THE PARENT, THE AGENTS AND THE BANKS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THE CREDIT AGREEMENT, THE GUARANTY, THIS FOURTH AMENDMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO. THIS FOURTH AMENDMENT SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY ANY BANK’S ABILITY TO PURSUE REMEDIES PURSUANT TO ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT AMONG THE BORROWER, THE PARENT AND THE BANKS, OR ANY THEREOF.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be executed and delivered as of the date set forth above, each by an officer thereunto duly authorized.

FOREST CITY RENTAL PROPERTIES CORPORATION

By: : /s/ Robert G. O’Brien
Name: Robert G. O’Brien
Title: Executive Vice President

FOREST CITY ENTERPRISES, INC.

By: /s/ Robert G. O’Brien
Name: Robert G. O’Brien
Title: CFO and Executive Vice President

KEY BANK NATIONAL ASSOCIATION, individually and as

Agent

By: /s/ Joshua K. Mayers
Name: Joshua K. Mayers
Title: Vice President

NATIONAL CITY BANK, individually and as Syndication

Agent

By: /s/ John E. Wilgus, II
Name: John E. Wilgus, II
Title: Senior Vice President

THE HUNTINGTON NATIONAL BANK

By: /s/ Michael L. Kauffman
Name: Michael L. Kauffman
Title: Senior Vice President

U.S. BANK NATIONAL ASSOCIATION

By: /s/ Dennis Redpath
Name: Dennis Redpath
Title: Senior Vice President

COMERICA BANK

By: /s/ Charles Weddell
Name: Charles Weddell
Title: Vice President

FIRSTMERIT BANK, N.A.

By: /s/ Robert G. Morlan
Name: Robert G. Morlan
Title: Senior Vice President

MANUFACTURERS AND TRADERS TRUST COMPANY

By: /s/ David Ladori
Name: David Ladori
Title: Vice President

FIFTH THIRD BANK

By:
Name:
Title:

BANK OF AMERICA, N.A.

By: /s/ Michael M. Pomposelli
Name: Michael M. Pomposelli
Title: Senior Vice President

RBS CITIZENS, N.A.

By: /s/ Andrew Romanosky
Name: Andrew Romanosky
Title: Vice President

BMO CAPITAL MARKETS FINANCING, INC.

By: /s/ David J. Bechstein
Name: David J. Bechstein
Title: Vice President

CALYON NEW YORK BRANCH

By: /s/ Paul T. Ragusin
Name: Paul T. Ragusin
Title: Director

By: /s/ John A. Wain
Name: John A. Wain
Title: Managing Director
WACHOVIA BANK, N.A.

By: /s/ William F. Carmody
Name: William F. Carmody
Title: Managing Director

THE BANK OF NEW YORK MELLON

By: /s/ Kenneth R. McDonnell
Name: Kenneth R. McDonnell
Title: Managing Director

Exhibit A
(see attached)

Exhibit A

FOR THE INFORMATION OF THE BANKS AND THE AGENTS IN CONNECTION WITH THE FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT AND AMENDED AND RESTATED GUARANTY OF PAYMENT OF DEBT

Material Differences between the 2009 Puttable Senior Notes and the 2009 Convertible Senior
Notes

The material differences between the terms of Forest City Enterprises, Inc.’s (the “Company”) existing 3.625% Puttable Equity-Linked Senior Notes due 2014 (the “2009 Puttable Senior Notes”) and the terms of the new 5.00% Convertible Senior Notes due 2016 (the “2009 Convertible Senior Notes”) are set forth in the table below. The description of the terms of the 2009 Puttable Senior Notes in the table below is qualified in its entirety by reference to the indenture dated as of October 7, 2009 between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Current Indenture”), and the description of the terms of the 2009 Convertible Senior Notes in the table below is qualified in its entirety by reference to the proposed indenture between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee, (the “New Indenture”). Capitalized terms used but not defined in the table below have the meaning set forth in the Current Indenture or the New Indenture, as applicable.

	2009 Puttable Senior Notes	2009 Convertible Senior Notes
Securities	$200,000,000 principal amount of 3.625% Puttable Equity-Linked Senior Notes due 2014	$175,000,000 principal amount of 5.00% Convertible Senior Notes due 2016 (plus an additional $25,000,000 principal amount to cover overallotments, if any)

Put Value/Conversion Price	$14.54	$13.91

Initial Cash Redemption Date	October 15, 2013, at the option of the Company	Not Applicable

Maturity	October 15, 2014	October 15, 2016

Put Rights/Conversion Rights
Holders of the 2009
Puttable Senior Notes may
put their 2009 Puttable
Senior Notes at any time
prior to the earlier to
occur of (i) stated
maturity of the 2009
Puttable Senior Notes and
(ii) 20 days after the
Company first delivers a
Put Termination Notice as
described below.
Holders of the 2009
Convertible Senior Notes may
convert their notes at their
option at any time prior to
the close of business on the
second scheduled trading day
immediately preceding the
maturity date in multiples of
$1,000 principal amount.

Termination of Put Rights
If the Daily VWAP of the
Class A Common Stock has
equaled or exceeded 130%
of the Put Value Price
then in effect for at
least 20 trading days in
any 30 trading day
period, the Company may,
at its option, elect to
terminate the right of
the holders to put their
2009 Puttable Senior
Notes, such termination
to be effective on the
Put Termination Date (as
defined below).
After the mailing of the
first Put Termination
Notice, holders may elect
to put all or a portion
of their 2009 Puttable
Senior Notes at any time
prior to a Put
Termination Date (as
defined below).
After the Put Termination
Date, holders may not put
their 2009 Puttable
Senior Notes.
Each Put Termination
Notice shall designate an
effective date on which
the post-termination Put
Rights shall terminate,
which shall be a date at
least 20 days after the
date of mailing of such
Put Termination Notice
(each such date, a “Put
Termination Date”).
Not applicable

Coupon Make-Whole Payment
Holders electing to put
their 2009 Puttable
Senior Notes after the
mailing of a Put
Termination Notice shall
receive a Coupon
Make-Whole Payment in an
amount equal to the
remaining scheduled
interest payments
attributable to such 2009
Puttable Senior Notes
from the applicable last
interest payment date
through and including
October 15, 2013.
The Company may, at its
option, make the Coupon
Make-Whole Payment in
cash, Class A Common
Stock, or a combination
thereof. In the event
that the Company elects
to make any portion of
the Coupon Make-Whole
Payment in Class A Common
Stock, the Class A Common
Stock will be valued at
95% of the Termination
Put Value Price.
Not applicable

Limitation on Number of Shares of Class A Common Stock Issuable to a Related Party upon Put
Unless the Company shall
have received shareholder
approval to issue the
2009 Puttable Senior
Notes, including approval
of the issuance of the
underlying shares of
Class A Common Stock
(which the Company shall
have no obligation to
seek), the Company shall
not issue any shares of
Class A Common Stock
pursuant to the Current
Indenture upon a put of
the 2009 Puttable Senior
Notes by a Related Party
(as such term is defined
in Section 312.03 of the
Listed Company Manual of
the New York Stock
Exchange) if the amount
of shares of Class A
Common Stock required to
be issued to such Related
Party would exceed 1% of
the outstanding Class A
Common Stock or voting
power of the Company
prior to the issuance. If
a Related Party is not
entitled to acquire
shares of Class A Common
Stock upon exercise of
its put rights as noted
above the Company will
satisfy the Put Value
Obligation for Notes put
to the Company by such
Related Party by
delivering cash equal to
the sum of the Daily Put
Values for each day of
the 10 trading-day
observation period.
Not applicable

Limitation on Remedies for Event of Default relating to a Filing Failure
For the first 180 days
after the occurrence of
an Event of Default
relating to a Filing
Failure, the Company may
elect to pay an Extension
Fee accruing at the rate
of 1% per annum of the
aggregate principal
amount of the 2009
Puttable Senior Notes
outstanding at that time.
For the first 365 days after
the occurrence of an Event of
Default relating to any
obligation to file reports
that the Company is required
to file with the Securities
and Exchange Commission
pursuant to Section 13 or
15(d) of the Securities
Exchange Act of 1934, as
amended, the 2009 Convertible
Senior Note holders’ sole
remedy is the right to
receive additional interest
on the 2009 Convertible
Senior Notes at an annual
rate equal to (x) 0.25% of
the outstanding principal
amount of the 2009
Convertible Senior Notes for
the first 180 days an Event
of Default is continuing in
such 365-day period and (y)
0.50% of the outstanding
principal amount of the 2009
Convertible Senior Notes for
the remaining 185 days an
Event of Default is
continuing in such 365-day
period.

Additional Interest	Not applicable	If, at any time during the
six-month period beginning
on, and including, the date
that is six months after the
date of original issuance of
the 2009 Convertible Senior
Notes, the Company fails to
timely file any document or
report that we are required
to file with the Commission
pursuant to Section 13 or
15(d) of the Exchange Act, as
applicable (other than
certain current reports on
Form 8-K), or the 2009
Convertible Senior Notes are
not otherwise freely tradable
by holders other than the
Company’s affiliates (as a
result of restrictions
pursuant to U.S. securities
law or the terms of the
indenture or the notes), the
Company will pay additional
interest on the 2009
Convertible Senior Notes.
Additional interest will
accrue on the 2009
Convertible Senior Notes at
the rate of 0.50% per annum
of the principal amount of
2009 Convertible Senior Notes
outstanding for each day
during such period for which
the Company’s failure to file
continues, but the Company
will have 14 days, in the
aggregate, to cure any such
late filings before any
additional interest accrues.

Related Party Limitation
Unless the Company shall
have received shareholder
approval to issue the2009
Puttable Senior Notes,
including approval of the
issuance of the
underlying shares of
Class A Common Stock
(which the Company shall
have no obligation to
seek), the Company shall
not issue any shares of
Class A Common Stock
pursuant to the Current
Indenture upon a put of
the 2009 Puttable Senior
Notes by a Related Party
(as such term is defined
in Section 312.03 of the
Listed Company Manual of
the New York Stock
Exchange) if the amount
of shares of Class A
Common Stock required to
be issued to such Related
Party would exceed 1% of
the outstanding Class A
Common Stock or voting
power of the Company
prior to the issuance.
Not applicable

Number of Additional Shares by which the Put Value/Conversion Rate will be increased upon a Fundamental Change/Make-Whole Fundamental Change	Schedule A	Schedule A